Exhibit 10.15

INDIA NON JUDICIAL

Government of National Capital Territory of Delhi

e-Stamp

Certificate No.	:	IN-DL92891302903125N
Certificate Issued Date	:	15-Apr-2015 04:45 PM
Account Reference	:	IMPACC (IV)/ dl840403/ DELHI/ DL-DLH
Unique Doc. Reference	:	SUBIN-DLDL84040381288884092652N
Purchased by	:	DEN NETWORKS LTD
Description of Document	:	Article 5 General Agreement
Property Description	:	Not Applicable
Consideration Price (Rs.)	:	0
	:	(Zero)
First Party	:	DEN NETWORKS LTD
Second Party	:	Not Applicable
Stamp Duty Paid By	:	DEN NETWORKS LTD
Stamp Duty Amount (Rs.)	:	100
	:	(One Hundred only)

……….………………………………………Please write or type below this line……….……………………………………

SECOND AMENDMENT TO THE END-USER SOFTWARE LICENSE AGREEMENT DASTED

JUNE 2, 2008.

The Second Amendment to the End-User Software License Agreement dated June 2, 2008 (“Second Amendment”) is made and entered into at New Delhi on this 24th day of April, 2015, effective from 01st day of March, 2015. (“Second Amendment Date”) by and between.

DUO SOFTWARE (PTE) LTD., a Company duly incorporated and exiting under the laws of Singapore having its head office at 10, Jalan Besar, # 10-12 Sim Lim Tower, Singapore 208787 represented by its authorized signatory, Mr. Muhunthan Canagey (hereinafter called referred to as “Licensor” which)

Statutory Alert:

1.	The authenticity of this Stamp Certificate should be verified at “www. shatestamp.com”. Any discrepancy in the details on this Certificate and as available on the website renders it invalid.

2.	The onus of checking the legitimacy is on the users of the certificate

3.	In case of any discrepancy please inform the Competent Authority.

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Term and expression where the context so requires mean and include the said DUO SOFTWARE (PTE) LTD, its successors and assigns) of the One Part

AND

M/s DEN NETWORKS LIMITED (previously known as DEN Digital Entertainment Networks Limited) a company duly incorporated under the Companies Act 1956 and having its registered office at 236, Okhla Industrial Area, Phase-Ill, New Delhi-110020, represented by its authorized signatory, Mr. Rajesh Kaushal (hereinafter called and referred to as “Licensee” which term and expression where the context so requires mean and include the said M/s DEN NETWORKS LIMITED, its successors and assigns) of the Other Part.

The expression of the terms “Licensor” and “Licensee” shall hereinafter individually and collectively be called and referred to as “Party” and “Parties” respectively.

WHEREAS:

The Parties have executed the End-User Software License Agreement dated June 2, 2008 (“Principle Agreement”). The Principle Agreement was amended by First Amendment on March 14, 2012 effective from March 1, 2012 (“First Amendment”). Copies of the Agreement and First Amendment is collectively annexed hereto and collectively marked as Annexure A.

Based on the discussions between the Parties, the Parties are now desirous of amending certain provisions of this Agreement to the extend referred to hereinafter.

NOW THIS AGREEMENT WITNESSETH in consideration of the foregoing and the mutual covenants herein constituting good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and the parties do hereby agree on the following terms and conditions.

1.	Effective from the Second Amendment Date, the existing Clause 8(a) shall be replaced by the new Clause 8(a), which states as follows;

With effect from the Second Amendment Date, the term of this shall extended for another period of three (03) years (“Extended Term”).

2.	Effective from the Second Amendment Date, the existing Schedule C mentioned in Clause 3 of the Principle Agreement shall be replaced by the following new Schedule C which is as follows;

Schedule C

Payment Schedule

With effect from the Second Amendment Date, in the below mentioned manner, the Licensee shall pay to the Licensor a cumulative fee per annum, inclusive of all applicable taxes towards license fee, fees for any and all new versions and updates, corrected, enhanced and released versions and updates of the software created by the Licensor for the Licensee and also includes any and all migration cost, installation cost, testing cost, annual maintenance services (including offsite and onsite), annual support services (offsite), debugging services, travelling expenses of the employees, consultants of the Licensor to the office of Licensee and training of Licensee’s employee(s) at the Licensee’s office etc. (“License Fees”). The License Fees shall be paid to the Licensor on quarterly basis, within fourteen days after the end of each and every quarter, after deducting applicable withholding taxes. The Licensee shall provide Licensor with applicable withholding tax certificate at the end of each and every quarter.

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S. No	Period	License Fees to be paid by the Licensee to the Licensor
1	Year 1 – 1st March, 2015 to 28th February, 2016	Rs.	13,000,000	/-
2	Year 2 – 1st March, 2016 to 28th February, 2017	Rs.	14,300,000	/-
3	Year 3 – 1st March, 2017 to 28th February, 2018	Rs.	16,445,000	/-

3.	Except as set forth hereinabove, all other provisions of the Principle Agreement shall be remained enforced and unchanged.

IN WITNESS WHEREOF the Parties have set their respective hand hereunto and to another of the same tenor and date as these presents on the date and place mentioned hereinbefore.

DUO SOFTWARE (PTE) LTD		M/s DEN NETWORKS LIMITED

Signature:	/s/ Muhunthan Canagey	Signature:	/s/ Rajesh Kaushal
Name:	Mr. Muhunthan Canagey	Name:	Mr. Rajesh Kaushal
Title:	Authorized Signatory	Title:	Authorized Signatory

Witness		Witness

Signature:	/s/ Jennifer Perera	Signature:	/s/ Anand Verma
Name:	Jennifer Perera	Name:	Mr. Anand Verma
Address	403 Galle Rd, Col 03, Sri Lanka	Address	236, Okhla Industrial Area, Phase 3, New Delhi - 110020

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